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                                                                    EXHIBIT 10.1

                STOCK PURCHASE AND INVESTOR RIGHTS AGREEMENT ***

         This STOCK PURCHASE AND INVESTOR RIGHTS AGREEMENT (this "Agreement") is made and entered into as of March 30, 2000, by and between QUEPASA.COM, INC., a Nevada corporation (the "Company"), and GATEWAY COMPANIES, INC., a Delaware corporation (the "Investor"), and is made with reference to the following facts:

         A. The Company desires to sell to the Investor, and the Investor desires to purchase from the Company, shares of Common Stock, par value $0.001 per share, of the Company ("Common Stock"), on the terms and conditions set forth in this Agreement.

         B. The Company wishes to provide certain other agreements with respect to the Investor's investment.

         NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       AGREEMENT TO PURCHASE AND SELL STOCK.

         (a) AUTHORIZATION. The Company's Board of Directors (the "Board") will, prior to the Closing, authorize the issuance, pursuant to the terms and conditions of this Agreement, of shares of Common Stock in an amount equal to the number of Purchased Shares (as defined in Section 1(b)).

         (b) AGREEMENT TO PURCHASE AND SELL THE PURCHASED STOCK. The Company hereby agrees to issue to the Investor, and the Investor hereby agrees to acquire from the Company, at the times set forth in Section 2, a number of shares of Common Stock (collectively, the "Purchased Shares") equal to $10,000,000 (the "Purchase Price") divided by the Per Share Purchase Price (as defined below), rounded up to the nearest whole share. As used in this Agreement, "Per Share Purchase Price" means the lower of (i) the ten consecutive trading day average of the Market Prices (as defined in Section 7(f)(iii)) of the Common Stock for the period ending on March 10, 2000, (ii) the ten consecutive trading day average of the Market Prices (as defined in Section 7(f)(iii)) of the Common Stock ending two trading days prior to the public announcement of this transaction and (iii) the ten consecutive trading day average of the Market Prices (as defined in Section 7(f)(iii)) of the Common Stock for the period ending two trading days before the Closing Date (as defined in Section 2). The Per Share Purchase Price shall be payable as set forth in
Section 2 and will be adjusted within 10 days following the Closing if required by Section 1(b)(ii).

2. CLOSING. The purchase and sale of the Purchased Shares shall take place at the offices of Gateway, Inc., 4545 Towne Centre Court, San Diego, California, at 10:00 a.m., California time, on the date mutually agreed (which time and place are referred to in this Agreement as the "Closing"). At the Closing, the Company will deliver to the Investor certificates representing the Purchased Shares and the Investor will deliver to the Company the Purchase Price in cash paid by wire transfer of same-day funds to the Company. Closing documents may be delivered by facsimile with original signature pages sent by overnight courier. The date of the Closing sometimes is referred to herein as the "Closing Date."


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*** CERTAIN INFORMATION IN THE PURCHASE AGREEMENT BETWEEN GATEWAY COMPANIES,
INC. AND QUEPASA.COM, INC., WHICH IS INCLUDED AS PART OF THIS EXHIBIT 10.1, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Investor that the statements in this Section 3 are true and correct on the date hereof and will be true and correct on the Closing Date, except as set forth in the Disclosure Schedule (as defined in Section 7(a)):

         (a) ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all corporate power and authority required to (i) own or lease its properties and assets and carry on its business as presently conducted, and (ii) enter into this Agreement and the other agreements, instruments and documents contemplated hereby, and to consummate the transactions contemplated hereby and thereby. Each of the Company's subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate power and authority required to own or lease its properties and assets and carry on its business as presently conducted. Each of the Company and its subsidiaries is qualified to do business and is in good standing in each jurisdiction in which the failure to so qualify or be in good standing, either individually or in the aggregate, would have a Material Adverse Effect on the Company. As used in this Agreement, "Material Adverse Effect" means a material adverse effect on, or a material adverse change in, or a group of such effects on or changes in, the business, operations, financial condition, results of operations, prospects, assets or liabilities of the applicable party and its subsidiaries, taken as a whole.

         (b) CAPITALIZATION. The capitalization of the Company, without giving effect to the transactions contemplated by this Agreement, is as follows. The authorized capital stock of the Company consists only of 50,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, $0.001 par value ("Preferred Stock"), of which 17,401,734 shares of Common Stock and no shares of Preferred Stock were issued and outstanding as of March 22, 2000. All such shares of Common Stock have been duly authorized, and all such issued and outstanding shares of Common Stock have been validly issued, are fully paid and nonassessable and are free and clear of all liens, claims and encumbrances, other than any liens, claims or encumbrances created by or imposed upon the holders thereof. As of March 22, 2000 the Company had also reserved: (i) 2,067,202 shares of Common Stock for issuance upon exercise of outstanding options granted to officers, directors, employees, independent contractors or affiliates of the Company or its subsidiaries under the Company's equity incentive plans; and (ii) 2,067,202 shares of Common Stock issuable upon exercise of the Company's outstanding warrants (the "Outstanding Warrants"). As of March 22, 2000, the 2,081,818 shares of Common Stock reserved for issuance upon exercise of options have a weighted average exercise price of approximately $9.00, and 3,932,798 shares were reserved for future grant. All shares of Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no other equity securities, options, warrants, calls, rights, commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend or enter into any such equity security, option, warrant, call, right, commitment or agreement. The issuance of the Purchased Shares to the Investor will not (i) trigger any rights of first refusal, maintenance rights, preemptive rights or any other rights of any stockholder of the Company, or (ii) trigger any change in control provisions in any of the Company's equity incentive plans or stock option plans.

         (c) DUE AUTHORIZATION. All corporate actions on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution, delivery of, and the performance of all obligations of the Company under, this Agreement, and the authorization, issuance, reservation for issuance and delivery of all of the Purchased Shares being sold under this Agreement, have been taken, and this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as may be limited by (A) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (B) the effect of rules of law governing the availability of equitable remedies and (ii) as rights to indemnity or contribution may be limited under federal or state securities laws or by principles of public policy hereunder.

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         (d) VALID ISSUANCE OF STOCK.

             (i) VALID ISSUANCE. The Purchased Shares to be issued pursuant to this Agreement are duly authorized and, upon payment of the Purchase Price by the Investor in accordance with this Agreement, will be validly issued, fully paid and non-assessable.

             (ii) COMPLIANCE WITH SECURITIES LAWS. Assuming the correctness of the representations made by the Investor in Section 4, the Purchased Shares will be issued to the Investor in compliance with applicable exemptions from (A) the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act"), and (B) the registration and qualification requirements of all applicable securities laws of the states of the United States.

         (e) GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, or notice to, any federal, state or local governmental authority on the part of the Company or any of its subsidiaries is required in connection with the issuance of the Purchased Shares to the Investor, or the consummation of the other transactions contemplated by this Agreement

         (f) NON-CONTRAVENTION. The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby (including the issuance of the Purchased Shares), do not (i) contravene or conflict with the Company's Certificate of Incorporation or Bylaws, in each case as amended; (ii) constitute a violation of any provision of any federal, state, local or foreign law binding upon or applicable to the Company or any of its subsidiaries; or (iii) constitute a default or require any consent under, give rise to any right of termination, cancellation or acceleration of, or to a loss of any benefit to which the Company or any of its subsidiaries is entitled under, or result in the creation or imposition of any lien, claim or encumbrance on any assets of the Company or any of its subsidiaries under, any contract to which the Company or such subsidiary is a party or any permit, license or similar right relating to the Company or such subsidiary or by which the Company or such subsidiary may be bound or affected.

         (g) LITIGATION. There is no action, suit, proceeding, claim, arbitration or investigation (each an "Action") pending or, to the best of the Company's knowledge, threatened: (i) against the Company or any of its subsidiaries, or any of their respective activities, properties or assets, or any of their respective officers, directors or employees of the Company or any of its subsidiaries in connection with such officer's, director's or employee's relationship with, or actions taken on behalf of, the Company or such subsidiary, or (ii) that seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement (including the issuance of the Purchased Shares). Neither the Company nor any of its subsidiaries is a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. No Action by the Company or any of its subsidiaries is currently pending nor does the Company or any of its subsidiaries intend to initiate any Action that could reasonably be expected to have a Material Adverse Effect on the Company.

         (h) COMPLIANCE WITH LAW AND CHARTER DOCUMENTS. The Company is not in violation or default of any provisions of its Articles of Incorporation or Bylaws, in each case as amended. The Company and its subsidiaries have complied and are in compliance with all applicable statutes, laws, rules, regulations and orders of the United States of America and all states thereof, foreign countries and other governmental bodies and agencies having jurisdiction over their respective businesses or properties, except where such failure to comply would not reasonably be likely to have a Material Adverse Effect on the Company.

         (i) SEC DOCUMENTS.

             (i) REPORTS. Each report, registration statement, proxy statement or other document filed by the Company with the Securities and Exchange Commission (the "SEC Documents"), as of the respective date thereof (or if amended or superseded by a filing prior to the Closing Date, then on the date of such filing), did not, and each of the registration statements, reports and proxy statements filed by the Company with the SEC after the date hereof and prior to the Closing will not, as of the date thereof (or if amended or superseded by a filing after the date of this Agreement, then on the date of such filing), contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Neither the Company nor any of its subsidiaries is a party to any material


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contract, agreement or other arrangement that was required to have been filed as an exhibit to the SEC Documents that was not so filed.

             (ii) FINANCIAL STATEMENTS. The audited and unaudited consolidated financial statements of the Company included in the SEC Documents filed prior to the date hereof fairly present, in conformity with generally accepted accounting principles ("GAAP") (except, in the case of the Forms 10-Q and 8-K, as may otherwise be permitted by Form 10-Q and Forms 8-K) applied on a consistent basis (except as otherwise may be stated in the notes thereto), the consolidated financial position of the Company as at the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject to normal year-end audit adjustments in the case of unaudited interim financial statements).

         (j) ABSENCE OF CERTAIN CHANGES SINCE BALANCE SHEET DATE. Since September 30, 1999, the businesses and operations of the Company and its subsidiaries have been conducted in the ordinary course consistent with past practice, and there has not been:

             (i) any declaration, setting aside or payment of any dividend or other distribution of the assets of the Company or any of its subsidiaries with respect to any shares of capital stock of the Company or such subsidiary (except for any such distribution by a wholly-owned subsidiary to the Company) or any repurchase, redemption or other acquisition by the Company or any of its subsidiaries of any outstanding shares of the Company's capital stock;

             (ii) any damage, destruction or loss, whether or not covered by insurance, except for such occurrences, individually and collectively, that are not material to the Company and its subsidiaries, taken as a whole;

             (iii) any waiver by the Company or any of its subsidiaries of a valuable right or of a material debt owed to it, except for such waivers, individually and collectively, that are not material to the Company and its subsidiaries, taken as a whole;

             (iv) any material change or amendment to, or any waiver of any material right under a material contract or arrangement by which the Company or any of its subsidiaries or any of their respective assets and properties is bound or subject, except for changes, amendments or waivers that are expressly provided for or disclosed in this Agreement;

             (v) any change by the Company in its accounting principles, methods or practices or in the manner it keeps its accounting books and records, except any such change required by a change in GAAP; or

             (vi) any other event or condition of any character, except for such events and conditions that have not resulted, and could not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect on the Company.

         (k) INVENTION ASSIGNMENT AND CONFIDENTIALITY AGREEMENTS. Each employee and consultant or independent contractor of the Company or any of its subsidiaries whose duties include the development of products or Intellectual Property (as defined below), and each former employee and consultant or independent contractor whose duties included the development of products or Intellectual Property, has entered into and executed an invention assignment and confidentiality agreement in customary form or an employment or consulting agreement containing substantially similar terms.

         (l) INTELLECTUAL PROPERTY.

             (i) OWNERSHIP OR RIGHT TO USE. Each of the Company and its subsidiaries has sole title to and owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents or patent applications, software, know-how, registered or unregistered trademarks and service marks and any applications therefor, registered or unregistered copyrights, trade names, and any applications therefor, trade secrets or other confidential


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or proprietary information (collectively, "Intellectual Property") necessary to enable it to carry on its business as currently conducted, except where any deficiency, or group of deficiencies, would not be reasonably likely to have a Material Adverse Effect on the Company.

             (ii) LICENSES; OTHER AGREEMENTS. Neither the Company nor any of its subsidiaries is currently the licensee of any material portion of the Intellectual Property of the Company and its subsidiaries. There are not outstanding any licenses or agreements of any kind relating to any Intellectual Property owned by the Company or any of its subsidiaries, except for agreements with customers entered into in the ordinary course of its business and other licenses and agreements that, collectively, are not material. Neither the Company nor any of its subsidiaries is obligated to pay any royalties or other payments to third parties with respect to the marketing, sale, distribution, manufacture, license or use of any Intellectual Property, except as the Company or any such subsidiary may be so obligated in the ordinary course of its business, as disclosed in the Company's SEC Documents or where the aggregate amount of such payments could not reasonably be expected to be material.

             (iii) NO INFRINGEMENT. Neither the Company nor any of its subsidiaries has violated or infringed in any material respect, neither the Company nor any of its Subsidiaries is currently violating or infringing in any material respect, and neither the Company nor any of its subsidiaries has received any communications alleging that it (or any of its employees or consultants) has violated or infringed, any Intellectual Property of any other person or entity, except for any such violations or infringements that would not be reasonably likely to have a Material Adverse Effect on the Company.

             (iv) EMPLOYEES AND CONSULTANTS. To the best of the Company's knowledge, no employee of or consultant to the Company or any of its subsidiaries is in material default under any term of any material employment contract, agreement or arrangement relating to Intellectual Property of the Company or any such subsidiary or any material non-competition arrangement, other contract or restrictive covenant relating to the Intellectual Property of the Company or any such subsidiary. The Intellectual Property of the Company or any of its subsidiaries (other than any Intellectual Property duly acquired or licensed from third parties) was developed entirely by the employees of or consultants to the Company or one of its subsidiaries during the time they were employed or retained by it (or by entities acquired in whole by the Company or any of its subsidiaries), and to the best knowledge of the Company, at no time during conception or reduction to practice of such Intellectual Property of the Company or any of its subsidiaries were any such employees or consultants operating under any grant from a government entity or agency or subject to any employment agreement or invention assignment or non-disclosure agreement or any other obligation with a third party that would materially and adversely affect the Company's or such subsidiary's rights in its Intellectual Property. Such Intellectual Property of the Company or any of its subsidiaries does not, to the best knowledge of the Company, include any invention or other intellectual property of such employees or consultants made prior to the time such employees or consultants were employed or retained by the Company, any such subsidiary or any such acquired entity nor any intellectual property of any previous employer of such employees or consultants (other than any such acquired entity) nor the intellectual property of any other person or entity.

         (m) SUBSIDIARIES. Section 3(m) of the Disclosure Schedule sets forth all other persons, entities, or businesses in which the Company presently owns or controls, directly or indirectly, more than a 19.9 percent interest.

         (n) ENVIRONMENTAL MATTERS. To the Company's knowledge, there have been no disposals, releases or threatened releases of Hazardous Materials on, from or under any properties or facilities owned or leased by the Company which, either individually or in the aggregate, would have a Material Adverse Effect on the Company. Neither the Company, any of its subsidiaries nor, to the Company's knowledge, any other person or entity, has used, generated, manufactured or stored on, under or about such properties or facilities or transported to or from such properties or facilities any Hazardous Materials, where such use, generation, manufacture or storage, either individually or in the aggregate, would

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have a Material Adverse Effect on the Company. The Company has no knowledge of any presence, disposals, releases or threatened releases of Hazardous Materials on, from or under any of such properties or facilities, which may have occurred prior to the Company or any of its subsidiaries having taken possession of any of such properties or facilities and which, either individually or in the aggregate, would have a Material Adverse Effect on the Company. For purposes of this Agreement, the terms "disposal," "release," and "threatened release" shall have the definitions assigned thereto by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., as amended ("CERCLA"). For purposes of this Agreement, "Hazardous Materials" means any hazardous or toxic substance, material or waste which is regulated under, or defined as a "hazardous substance," "pollutant," "contaminant," "toxic chemical," "hazardous material," "toxic substance" or "hazardous chemical" under (A) CERCLA; (B) the Emergency Planning and Community Right-to- Know Act, 42 U.S.C. Section 11001 et seq.; (C) the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq.; (D) the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; (E) the Occupational Safety and Health Act of 1970, 29 U.S.C. Section 651 et seq.; (F) regulations promulgated under any of the above statutes; or (G) any applicable state or local statute, ordinance, rule, or regulation that has a scope or purpose similar to those statutes identified above.

         (o) REGISTRATION RIGHTS. The Company is not currently subject to any agreement providing any person or entity with any rights (including piggyback registration rights) to have any securities of the Company registered with the SEC or registered or qualified with any other governmental authority.

         (p) TITLE TO PROPERTY AND ASSETS. The properties and assets of the Company or any of its subsidiaries are owned by the Company or such subsidiary free and clear of all mortgages, deeds of trust, liens, charges, encumbrances and security interests except for statutory liens for the payment of current taxes that are not yet delinquent and liens, encumbrances and security interests that arise in the ordinary course of business and do not in any material respect affect the properties and assets of the Company or such subsidiary. With respect to the property and assets it leases, each of the Company and its subsidiaries is in compliance with such leases in all material respects.

         (q) TAX MATTERS. Each of the Company and its subsidiaries has filed all material tax returns required to be filed, which returns are true and correct in all material respects, and each of the Company and its subsidiaries has paid in full all taxes that have become due on or prior to the date hereof, including penalties and interest, assessments, fees and other charges, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without interest that were payable pursuant to said returns or any assessments with respect thereto.

         (r) BROKERS AND FINDERS. None of the Company, its subsidiaries, their respective directors or officers and their respective agents has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement or any of the transactions contemplated hereby. The Company will indemnify and hold the Investor harmless from any brokerage or finder's fees or agents' commissions or other similar payment alleged to be due by or through the Company or any of such other persons and entities as a result of the action of the Company, its subsidiaries, their respective directors or officers or their respective agents.

         (s) INTERESTED PARTY TRANSACTIONS. Except as disclosed in the Company's SEC Documents, to the best knowledge of the Company, no officer or director of the Company or any of its subsidiaries or any "affiliate" or "associate" (as those terms are defined in Rule 405 promulgated under the Securities Act) of any such person or entity has had, either directly or indirectly, a material interest in: (i) any person or entity which purchases from or sells, licenses or furnishes to the Company or any of its subsidiaries any goods, property, technology, intellectual or other property rights or services; or (ii) any contract or agreement to which the Company or any of its subsidiaries is a party or by which it or any of its properties and assets may be bound or affected.

         (t) FULL DISCLOSURE. The information contained in this Agreement, the Disclosure Schedule and the SEC Documents with respect to the business, operations, assets, results of operations and financial condition of the Company and its subsidiaries, and the transactions contemplated by this Agreement , are true and complete in all material respects and do not omit to state any material fact or facts necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.



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4.       REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF THE INVESTOR.
The Investor hereby represents and warrants to the Company, and agrees that:

         (a) ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Investor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all corporate power and authority required to own or lease its properties and assets and carry on its business as presently conducted. The Investor is qualified to do business and is in good standing in each jurisdiction in which the failure to so qualify or be in good standing, either individually or in the aggregate, would have a Material Adverse Effect on the Investor.

         (b) DUE AUTHORIZATION. The execution of this Agreement has been duly authorized by all necessary corporate action on the part of the Investor. This Agreement constitutes the Investor's legal, valid and binding obligation, enforceable against the Investor in accordance with its terms, except (i) as may be limited by (A) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (B) the effect of rules of law governing the availability of equitable remedies and (ii) as rights to indemnity or contribution may be limited under federal or state securities laws or by principles of public policy hereunder.

         (c) GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Investor is required in connection with the purchase of the Purchased Shares by the Investor pursuant to this Agreement.

         (d) NON-CONTRAVENTION. The execution, delivery and performance of this Agreement by the Investor, and the consummation by the Investor of the transactions contemplated hereby, do not (i) contravene or conflict with the Certificate of Incorporation or Bylaws of the Investor, in each case as amended;
(ii) constitute a violation of any provision of any federal, state, local or foreign law binding upon or applicable to the Investor; or (iii) constitute a default or require any consent under, give rise to any right of termination, cancellation or acceleration of, or to a loss of any benefit to which the Investor is entitled under, or result in the creation or imposition of any lien, claim or encumbrance on any assets of the Investor under, any contract to which the Investor is a party or any permit, license or similar right relating to the Investor or by which the Investor may be bound or affected.

         (e) LITIGATION. There is no Action pending that seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement.

         (f) PURCHASE FOR OWN ACCOUNT. The Purchased Shares are being acquired for investment for the Investor's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. The Investor also represents that it has not been formed for the specific purpose of acquiring the Purchased Shares.

         (g) INVESTMENT EXPERIENCE. The Investor understands that the purchase of the Purchased Shares involves substantial risk. The Investor has experience as an investor in securities of companies and acknowledges that it is able to fend for itself, can bear the economic risk of its investment in the Purchased Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of this investment in the Purchased Shares and protecting its own interests in connection with this investment.

         (h) ACCREDITED INVESTOR STATUS. The Investor is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act. The Investor's headquarters are located in the State of California.

         (i) RESTRICTED SECURITIES. The Investor understands that the Purchased Shares are characterized as "restricted securities" under the Securities Act, inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the Securities Act and applicable regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances.



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The Investor is familiar with Rule 144 of the SEC, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

         (j) LEGENDS. The Investor agrees that the certificates for the Purchased Shares shall bear the following legend:

             "The shares represented by this certificate have not been registered under the Securities Act of 1933 (the "Act") and are "restricted securities" as that term is defined in Rule 144 under the Act. The shares may not be offered for sale, sold, or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company."

         In addition, the Investor agrees that the Company may place stop transfer orders with its transfer agents with respect to such certificates. The appropriate portion of the legend and the stop transfer orders will be removed promptly upon delivery to the Company of such satisfactory evidence as reasonably may be required by the Company that such legend or stop orders are not required to ensure compliance with the Securities Act.

5.       CONDITIONS TO THE INVESTOR'S OBLIGATIONS AT CLOSING.

         (a) The obligations of the Investor under this Agreement are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions:

             (i) REPRESENTATIONS AND WARRANTIES TRUE. Each of the representations and warranties of the Company contained in Section 3 shall be true and correct in and as of the date of this Agreement, on and as of the Closing Date, except as set forth in the Disclosure Schedule, with the same effect as though such representations and warranties had been made as of the Closing Date.

             (ii) PERFORMANCE. The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

             (iii) SECURITIES EXEMPTIONS. The offer and sale of the Purchased Shares to the Investor pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all applicable state securities laws.

             (iv) PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investor, and the Investor shall have received all such counterpart originals and certified or other copies of such documents as it may reasonably request. Such documents shall include but not be limited to the following:

                  (A) CERTIFIED CHARTER DOCUMENTS. A copy of (x) the Certificate of Incorporation certified as of a recent date by the Secretary of State of Nevada as a complete and correct copy thereof, and (y) the Bylaws of the Company (as amended through the Closing Date) certified by the Secretary of the Company as a true and correct copy thereof as of the Closing Date.

                  (B) BOARD RESOLUTIONS. A copy, certified by the Secretary of the Company, of the resolutions of the Board providing for the approval of this Agreement and the issuance of the Purchased Shares and the other matters contemplated hereby.

             (v) OPINIONS OF COMPANY COUNSEL. The Investor will have received opinions on behalf of the Company, dated the Closing Date, from each of Kummer Kaemfer Bonner & Renshaw and Brownstein Hyatt & Farber, P.C., counsel to the Company, in the form attached hereto as Exhibits B-1 and B-2.

             (vi) PC PURCHASE AGREEMENT. The Company and the Investor shall have entered into an Agreement for the purchase of personal computers in the form of Exhibit A hereto (the "PC Purchase Agreement").

             (vii) MARKETING FEE. In consideration of Gateway's participation in the Company's marketing initiatives, including personal appearances and providing personal computers, Spanish language services and technical support, at the Closing Date, the Company shall pay the Investor a prepaid twelve month marketing fee of $1,000,000 in cash.

             (viii) OTHER ACTIONS. The Company shall have executed such certificates, agreements, instruments and other documents, and taken such other actions as shall be customary or reasonably requested by the Investor in connection with the transactions contemplated hereby.

6.       CONDITIONS TO THE COMPANY'S OBLIGATIONS AT CLOSING.

         (a) The obligations of the Company to the Investor under this Agreement are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions:

             (i) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of the Investor contained in Section 4 shall be true and correct in all material respects on and as of the date hereof and on and as of the date of the Closing with the same effect as though such representations and warranties had been made as of the Closing.

             (ii) PERFORMANCE. The Investor shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

             (iii) PAYMENT OF PURCHASE PRICE. The Investor shall have delivered to the Company the Purchase Price.

             (iv) SECURITIES EXEMPTIONS. The offer and sale of the Purchased Shares to the Investor pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all applicable state securities laws.

             (v) PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto will be reasonably satisfactory in form and substance to the Company, and the Company will have received all such counterpart originals and certified or other copies of such documents as it may reasonably request.

             (vi) OTHER ACTIONS. The Investor shall have executed such certificates, agreements, instruments and other documents, and taken such other actions as shall be customary or reasonably requested by the Company in connection with the transactions contemplated hereby.

7.       COVENANTS OF THE PARTIES.

         (a) DISCLOSURE SCHEDULE. Simultaneously with the execution of this Agreement, the Company is delivering to the Investor a disclosure schedule, which sets forth exceptions, if any, to the representations and warranties made by the Company in Article 3. Such disclosure schedule is organized such that any exceptions specifically identify the representation and warranty, by section, to which they relate, and clearly identify the nature of the exception, to the Investor's reasonable satisfaction (the "Disclosure Schedule"). In any determination of whether the Investor is entitled to indemnification for the breach of any representations or warranties set forth in this Agreement, only the Disclosure Schedule (i.e., the final disclosure letter agreed upon by the Company and the

Investor) shall be relevant, and the identification of any matters on any drafts of the Disclosure Schedule shall not be introduced as evidence or otherwise used in any manner in connection therewith.

     (b) INFORMATION RIGHTS.

         (i) FINANCIAL INFORMATION. The Company covenants and agrees that, commencing on the Closing Date and continuing for so long as the Investor holds any Purchased Shares, the Company shall:

             (A) ANNUAL REPORTS. Furnish to the Investor promptly following the filing of such report with the SEC a copy of the Company's Annual Report on Form 10-K for each fiscal year, which shall include a consolidated balance sheet as of the end of such fiscal year, a consolidated statement of income and a consolidated statement of cash flows of the Company for such year, setting forth in each case in comparative form the figures from the Company's previous fiscal year, all prepared in accordance with GAAP and generally accepted accounting practices, and audited by nationally- recognized independent certified public accountants. In the event the Company shall no longer be required to file Annual Reports on Form 10-K, the Company shall, within 90 days following the end of each respective fiscal year, deliver to the Investor a copy of such balance sheets, statements of income and statements of cash flows.

             (B) QUARTERLY REPORTS. Furnish to the Investor promptly following the filing of such report with the SEC, a copy of each of the Company's Quarterly Reports on Form 10-Q, which shall include a consolidated balance sheet as of the end of the respective fiscal quarter, consolidated statements of income and cash flows of the Company for the respective fiscal quarter and for the year to-date, setting forth in each case in comparative form the figures from the comparable periods in the Company's immediately preceding fiscal year, all prepared in accordance with GAAP and generally accepted accounting practices (except, in the case of any Form 10-Q, as may otherwise be permitted by Form 10-Q), but all of which may be unaudited. In the event the Company shall no longer be required to file Quarterly Reports on Form 10-Q, the Company shall, within 45 days following the end of each of the first three fiscal quarters of each fiscal year, deliver to the Investor a copy of such balance sheets, statements of income and statements of cash flows.

     (c) REGISTRATION RIGHTS.

         (i) DEFINITIONS. For purposes of this Section 7(c):

             (A) REGISTRATION. The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

             (B) REGISTRABLE SECURITIES. The term "Registrable Securities" means: (x) the Purchased Shares; (y) any other shares of Common Stock acquired by the Investor after the date hereof which are not already freely tradable under the Securities Act (pursuant to Rule 144(k) promulgated under the Securities Act); and (z) any shares of Common Stock or other securities of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any of the securities described in the immediately preceding Clause (x) or (y). Notwithstanding the foregoing, "Registrable Securities" shall exclude any Registrable Securities sold by a person or entity in a transaction in which rights under this Section 7(c) are not assigned in accordance with this Agreement or any Registrable Securities sold in a public offering, whether sold pursuant to Rule 144 promulgated under the Securities Act, or in a registered offering, or otherwise or eligible to be sold pursuant to Rule 144(k) promulgated under the Securities Act.

             (C) REGISTRABLE SECURITIES THEN OUTSTANDING. The number of shares of "Registrable Securities then outstanding" shall mean the number of Purchased Shares, other shares of Common Stock and other securities that are Registrable Securities and are then issued and outstanding.

             (D) HOLDER. For purposes of this Section 7(c), the term "Holder" means any person or entity owning of record Registrable Securities that have not been sold to the public or pursuant to Rule 144 promulgated under the Securities Act or any permitted assignee of record of such Registrable Securities to whom rights under this Section 7(c) have been duly assigned in accordance with this Agreement.

             (E) FORM S-3. The term "Form S-3" means such form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

        (ii) AUTOMATIC REGISTRATION.

             (A) REGISTRATION STATEMENT. On or before July 1, 2000, the Company shall use its commercially reasonable best efforts to file a registration statement under the Securities Act on Form S-3, or any successor form, for the registration of all of the Registrable Securities so that such registration statement becomes effective not later than November 1, 2000, and to cause such Registrable Securities to be listed on the Nasdaq National Market by such date. Such registration statement shall be filed and maintained as a "shelf" registration statement until the date that Rule 144 is first available as an exemption for the sale in a single 90-day period of all of the outstanding Registrable Securities.

             (B) UNDERWRITING. If the Holders of at least 25 percent of the Registrable Securities ("Initiating Holders") intend to distribute the Registrable Securities by means of an underwriting, then they shall so advise the Company and the Company shall thereafter notify all of the Holders thereof. In such event, the right of any Holder to include his or her Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the initiating Holders and such Holder determined based on the number of Registrable Securities held by such Holders being registered). All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being registered and reasonably acceptable to the Company (including a market stand-off agreement of up to 90 days if required by such underwriters but only if the Company's executive officers and directors also execute substantially similar agreements).

             (C) EXPENSES. All expenses incurred in connection with any registration pursuant to this Section 7(c)(ii), including all federal and "blue sky" registration, filing and qualification fees, printer's and accounting fees, and fees and disbursements of counsel for the Company (but excluding underwriters' discounts and commissions relating to shares sold by the Holders and the fees and disbursements of counsel for the Holders), shall be borne by the Company. Each Holder participating in a registration pursuant to this
Section 7(c)(ii) shall bear such Holder's proportionate share (based on the total number of shares sold in such registration other than for the account of the Company or any of its directors, officers, employees, consultants and affiliates) of all discounts, commissions or other amounts payable to underwriters or brokers in connection with such offering by the Holders.

             (D) MAINTENANCE. Subject to Section 7(c)(vi), the Company shall use all commercially reasonable efforts to maintain the effectiveness of any Form S-3 registration statement filed under this Section 7(c)(ii) until the earlier of: (1) the date on which all of the Registrable Securities have been sold; and
(2) the second anniversary of the effective date of such registration statement. If the Company receives written notice from the Investor that, after consultation with counsel, the Investor reasonably believes that it may be deemed to be an "affiliate" of the Company for purposes of the Securities Act, the date in this Clause (2) shall be extended until the Investor advises the Company that it no longer believes it may be deemed such an "affiliate."

             (E) PAYMENTS IF REGISTRATION STATEMENT NOT TIMELY FILED. In the event that the Company fails to file the Registration Statement referred to in
Section 7(c)(ii)(A) on or before July 1, 2000, until such Registration Statement is filed the Company will pay the Investor in cash $25,000 on July 7, 2000, $50,000 on July 14, 2000, $75,000 on July 21, 2000, and $100,000 per week beginning on July 28, 2000. In the event that such Registration Statement has not been declared effective and the Registrable Securities registered thereunder shall not have been listed on the Nasdaq National Market by November 1, 2000, until such Registration Statement is declared effective and such Registrable Securities have been listed on the Nasdaq National Market the Company agrees to pay the Investor in cash $25,000 on November 7, 2000, $50,000 on November 14, 2000, $75,000 on November 21, 2000, and $100,000 per week beginning November 28, 2000. Such amounts are in addition to any amounts payable by the Company due to the fact that a Registration Statement had not been filed by July 1, 2000. If by January 1, 2001, such Registration Statement has not been declared effective or the Registrable Securities have not been listed on the Nasdaq National Market, the Company shall issue to the Investor additional shares of common stock equal in amount to 20 percent of the number of Purchased Shares issued to the Investor on the Closing Date, subject to adjustment for any subsequent stock splits, stock dividends, recapitalizations or other similar events.

       (iii) PIGGYBACK REGISTRATIONS. The Company shall notify all Holders of Registrable Securities in writing at least 15 days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including registration statements relating to secondary offerings of securities of the Company, but excluding registration statements (i) relating to employee benefit plans, (ii) with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act or any similar rule of the Commission, (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the Registrable Securities (including Form S-4 or any form substituted therefor) or (iv) being filed for the account of other holders of the Company's Common Stock who are entitled by right to exclude the Registrable Securities in such registration statement), and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall, within ten business days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

             (A) UNDERWRITING. If a registration statement under which the Company gives notice under this Section 7(c)(iii) is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder's Registrable Securities to be included in such a registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting (including a market stand-off agreement of up to 90 days if required by such underwriters, but only if the Company's executive officers and directors also execute substantially similar agreements); provided, however, that it shall not be considered customary to require any of the Holders to provide representations and warranties regarding the Company or indemnification of the underwriters for material misstatements or omissions in the registration statement or prospectus for such offering other than with respect to information furnished by or on behalf of the Holders. Notwithstanding any other provision of this Agreement, if the managing underwriter determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares from the registration and the underwriting; provided, however, that the securities to be included in the registration and the underwriting shall be allocated as follows: (1) first to the Company; (2) second, to holders of securities that have registration rights superior to those of the Holders; (3) third, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of Registrable Securities and other securities with pari passu registration rights whose holders wish to include in the registration; and (4) fourth, any other shares of Common Stock or other securities of the Company. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder that is a partnership, the Holder and the partners and retired partners of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons, and for any Holder that is a corporation, the Holder and all corporations that are affiliates of such Holder, shall be deemed to be a single "Holder," and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder," as defined in this sentence.

             (B) EXPENSES. All expenses incurred in connection with a registration pursuant to this Section 7(c)(iii) (excluding underwriters' and brokers' discounts and commissions relating to shares sold by the Holders and the fees and disbursements of counsel for the Holders), including all federal and "blue sky" registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for the Company shall be borne by the Company.

             (C) NO LIMIT. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 7(c)(iii).

        (iv) INTENTIONALLY OMITTED.

        (v) OBLIGATIONS OF THE COMPANY. Whenever required to effect the registration of any Registrable Securities under this Agreement the Company shall, as expeditiously as reasonably possible:

             (A) REGISTRATION STATEMENT. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all commercially reasonable efforts to cause such registration statement to become effective.

             (B) AMENDMENTS AND SUPPLEMENTS. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

             (C) PROSPECTUSES. Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

             (D) BLUE SKY. Use all commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

             (E) UNDERWRITING. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form (including customary indemnification of the underwriters by the Company) with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

             (F) NOTIFICATION. Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, in which event no Holder shall use such prospectus in connection with any offer or sale of its Registrable Securities until such prospectus has been appropriately amended (which the Company shall promptly under the circumstances do and deliver new prospectuses, as requested by the Holders, promptly thereafter).

             (G) OPINION AND COMFORT LETTER. With respect to an underwritten offering of Registrable Securities only, furnish, at the request of the underwriteres of such offering, on the date that such Registrable Securities are delivered to the underwriters for sale (1) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering addressed to the underwriters, and (2) a "comfort" letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters and to the Holders requesting registration of Registrable Securities.

       (vi) FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 7(c)(ii),
(iii) or (v) that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to timely effect the registration of their Registrable Securities.

       (vii) INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Section 7(c)(ii) or (iii):

             (A) BY THE COMPANY. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers, shareholders, employees, representatives, agents and directors of each Holder, any underwriter (as determined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):

                 (x) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

                 (y) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

                 (z) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, partner, officer, shareholder, employee, representative, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this paragraph shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by or on behalf of such Holder, partner, officer, shareholder, employee, representative, director, underwriter or controlling person of such Holder.

             (B) BY THE SELLING HOLDERS. To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each representative and agent of the Company, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, officers, shareholders, employees, representatives, agents and directors and any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such officer or director, controlling person, underwriter or other such Holder, partner, officer, shareholder, employee, representative, agent, director or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by or on behalf of such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such officer or director, representative, agent, controlling person, underwriter or other Holder, partner, officer, representative, agent, shareholder, employee, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this paragraph shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further, that the total amounts payable in indemnity by a Holder under this subsection or otherwise in respect of any and all Violations shall not exceed in the aggregate the net proceeds received by such Holder in the registered offering out of which such Violations arise.

                 (C) NOTICE. Promptly after receipt by an indemnified party under of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this section, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, to the extent that representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of liability except to the extent the indemnifying party is prejudiced as a result thereof.

                 (D) DEFECT ELIMINATED IN FINAL PROSPECTUS. The foregoing indemnity agreements of the Company and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was timely furnished to the indemnified party and was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

                 (E) CONTRIBUTION. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (1) any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this section, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this section provides for indemnification in such case, or (2) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this section; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion; provided, however, that, in any such case: (X) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (Y) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

                     (F) SURVIVAL. The obligations of the Company and Holders under this Section 7(c)(vii) shall survive until the first anniversary of the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes.

              (viii) TERMINATION OF THE COMPANY'S OBLIGATIONS. The Company shall have no obligations pursuant to this Section 7(c) with respect to any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Section 7(c)(ii) or (iii) if in the written opinion of counsel to the Company, reasonably acceptable to counsel for a Holder, all such Registrable Securities proposed to be sold by a Holder may then be sold under Rule 144 in any three month period without exceeding the volume limitations thereunder.

              (ix) LIMITATION OF REGISTRATION RIGHTS TO THIRD PARTIES. Without the prior written consent of the Investor, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any person or entity any registration rights that would obligate the Company to file a registration statement prior to the filing of the registration statement required to be filed pursuant to Section 7(c)(ii)(A).

          (d) PUBLICITY. The Investor and the Company shall jointly prepare a joint press release for issuance upon the Closing. Without the other party's prior written consent, neither party will issue any other press release after the date hereof or publicize the other party's name in any public documents except in compliance with the Confidentially Agreement referred to below. Investor agrees to use commercially reasonably efforts to approve or disapprove any press release or other public announcement or statement that includes such party's name within two business days of being provided (including by facsimile or email) the text of such release, announcement or statement. The provisions of this Section 7(d) shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by any of the parties hereto with respect to the transactions contemplated hereby, including without limitation, the Confidentiality Agreement between the Company and the Investor dated October 1, 1999. Additional disclosures and exchange of confidential information between the Company and the Investor shall be governed by the terms of such Confidentiality Agreement.

          (e) RIGHTS OF PARTICIPATION.

              (i) GENERAL. Until such time as the Investor, together with its subsidiaries, no longer holds any of the outstanding voting securities of the Company (such period from the date hereof through such time being referred to herein as the "Initial Rights Period"), the Investor and each other person or entity to whom rights under this Section 7(e) have been duly assigned (each of the Investor and each such assignee, a "Participation Rights Holder") shall have a right of first refusal to purchase such Participation Rights Holder's Pro Rata Share (as defined below) of all New Securities (as defined below) that the Company may from time to time issue during the Initial Rights Period. Such New Securities shall be allocated among the Participation Rights Holders who elect to exercise their right to purchase such New Securities on a pro rata basis according to the number of Purchased Shares held by each such Participation Rights Holder. The rights described in the preceding sentence, as further described in this subsection (e), are referred to as the "Right of Participation."

              (ii) PRO RATA SHARE. "Pro Rata Share" means, with respect to each Participation Rights Holder, the ratio of the following numbers calculated immediately prior to the issuance of the New Securities giving rise to the Right of Participation: (A) the Participant Share Number (as defined below) for such Participation Rights Holder, to (B) the sum of (1) the total number of shares of Common Stock and other voting capital stock of the Company then outstanding, plus (2) the number of shares of voting capital stock issuable upon the exercise, conversion or exchange of any other security of the Company then outstanding.

              (iii) NEW SECURITIES. "New Securities" means any Common Stock, preferred stock or other voting capital stock or security of the Company, whether now authorized or not, and rights, options or warrants to purchase such Common Stock or preferred stock or other voting capital stock or security, and securities of any type whatsoever that are, or may become, convertible into or exchangeable or exercisable for Common Stock, preferred stock or other voting capital stock or security; provided, however, that the term "New Securities" shall not include:

                 (A) any shares of Common Stock (or options or warrants therefor) issued to employees, officers, directors or consultants of the Company pursuant to any stock purchase or stock option incentive plans approved by the Board;

                 (B) the Purchased Shares issued under this Agreement;

                 (C) any securities issued in connection with any stock split, stock dividend or other similar event in which all Participation Rights Holders are entitled to participate on a pro rata basis;

                 (D) any securities issued upon the exercise, conversion or exchange of (1) any options, warrants or other securities convertible or exchangeable into shares of Common Stock that are outstanding on the date of this Agreement, (2) any shares of Common Stock issued as payment of accrued interest on the securities listed in Clause (1) above, or (3) any outstanding security if such outstanding security constituted a New Security; or

                 (E) any securities issued pursuant to the acquisition of another person or entity by the Company by consolidation, merger, purchase of assets, or other reorganization or issued in connection with the Company's participation in a joint venture or similar form of alliance, so long as such securities represent no more than five percent of the Company's voting securities at the time of each such issuance and no more than an aggregate of ten percent of the Company's outstanding voting securities in any 12 month period (calculated as of the closing of each such transaction).

            (iv) PARTICIPANT SHARE NUMBER. "Participant Share Number," with respect to a Participant Rights Holder, means the sum of (A) the number of Purchased Shares held by such Participant Rights Holder, (B) the number of shares of other voting capital stock or securities of the Company held by such Participant Rights Holder, and (C) the number of shares of Common Stock or other voting capital stock or securities issuable upon the exercise, conversion or exchange of any other security of the Company held by such Participant Rights Holder.

            (v) PROCEDURES. If the Company proposes to undertake an issuance of New Securities (in a single transaction or a series of related transactions) in circumstances that entitled a Participation Rights Holder to participate therein in accordance with this subsection (e), the Company shall give to each Participation Rights Holder written notice of its intention to issue New Securities (the "Participation Notice"), describing the amount and the type of New Securities and the price and the general terms upon which the Company proposes to issue such New Securities. Each Participation Rights Holder shall have five business days from the date of receipt of any such Participation Notice to agree in writing to purchase up to the maximum number of such New Securities that such Participation Rights Holder is entitled to purchase for the price and upon the terms and conditions specified in the Participation Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such maximum). If any Participation Rights Holder fails to so agree in writing within such five business day period, then such Participation Rights Holder shall forfeit the right hereunder to participate in such sale of New Securities; provided, however, that any Participation Rights Holders that have elected to exercise their Right of Participation shall be entitled to exercise such right with respect to any New Securities where such right has been forfeited by such other Participation Rights Holder(s). All sales hereunder shall be consummated concurrently with the closing of the transaction triggering the Right of Participation.

            (vi) FAILURE TO EXERCISE. Upon the expiration of such five business day period, the Company shall have 90 days thereafter, subject to extensions for regulatory compliance, to sell the New Securities described in the Participation Notice (with respect to which the Participation Rights Holders' rights of first refusal hereunder were not exercised) at the price (or a higher price) and upon non-price terms not materially more favorable to the purchasers thereof than specified in the Participation Notice. If the Company has not issued and sold such New Securities within such 90-day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Participation Rights Holders pursuant to this Section 7(e).

         (f) [Intentionally Omitted]

         (g) EQUAL RIGHTS. Notwithstanding anything contained herein, if the terms, conditions, representations and warranties, covenants and provisions taken as a whole contained in any other stock purchase documents executed by the Company in connection the sale of ten percent or less of the Company's outstanding voting securities at the time of such purchase ("Other Purchase Documents") entered into prior to the date hereof (unless disclosed in the SEC Documents filed on or prior to March 17, 2000 or disclosed in full to the Investor prior to the Closing) or entered into on or after the date hereof and before September 30, 2000, then this Agreement shall be deemed to contain the terms, conditions, representations and warranties, covenants and provisions contained in such Other Purchase Documents.

         (h) RIGHTS RELATING TO A CORPORATE EVENT.

             (i) CORPORATE EVENTS. A "Corporate Event" shall mean any of the following, whether accomplished directly or indirectly through one or a series of related transactions: (A) any reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company, or (B) a shareholder, or group of affiliated shareholders, or group of shareholders acting in concert, shall have the ability to control or direct the votes of at least 30% of the voting power of the Company.

             (ii) NOTICE OF CORPORATE EVENTS. Until expiration of the Notification Period (as defined below), the Company shall provide the Investor with written notice of terms of any written agreement entered into with any person or entity for a proposed Corporate Event. Any notice shall be delivered to the Investor as soon as practicable but no later than two business days after the date the Company first executes such written agreement. Without limiting the generality of the foregoing, such notice shall subject to applicable confidentiality provisions, set forth the identity(ies) of the person(s) or entity(ies) involved, the consideration to be paid and all other material terms and conditions, and the Company shall deliver a copy thereof to the Investor.

             (iii) RIGHT OF RESALE PERIOD DEFINED. "Right of Resale Period" means the period commencing on the Closing Date and ending on September 30, 2000.

             (iv) GUARANTEED PRICE DEFINED. "Guaranteed Price" means the Per Share Purchase Price.

             (v) RIGHT OF RESALE. During the Right of Resale Period, the Investor shall, upon the Company's consummation of a Corporate Event, have the following rights with respect to the shares of Purchased Shares and New Securities then owned by the Investor (the "Owned Shares"):

                 (A) If a Corporate Event results in any or all of the Owned Shares being acquired at less than the Guaranteed Price, the Investor shall receive from the Company the difference between the Guaranteed Price with respect to the Owned Shares so acquired and the price at which such Owned Shares are acquired, such payment to be made in cash upon the consummation of such Corporate Event.

                 (B) If a Corporate Event results in some of the Owned Shares being acquired at less than the Guaranteed Price, the Investor shall have the right to sell to the Company for cash any or all of the Owned Shares not so acquired at the Guaranteed Price, such sale to occur upon consummation of such Corporate Event.

                 (C) If in connection with a Corporate Event the Owned Shares are not purchased on a pro rata basis with the Company's other then-outstanding voting securities, the Investor shall have the right to sell to the Company for cash any or all of the pro rata portion of the Owned Shares not so purchased at the Guaranteed Price.

Notwithstanding the foregoing, the Investor shall not have the right to sell to the Company any Owned Shares pursuant to this Section 7(g)(iv) if the person affecting a Corporate Event offers to acquire all of such Owned Shares (or the Investor's pro rata portion of such Owned Shares in the event the person affecting such Corporate Event offers to acquire less than all of the Company's outstanding voting securities) for cash or in exchange for registered, readily tradable securities listed on the Nasdaq National Market, the New York Stock Exchange or another national securities exchange, at a purchase price that is not less than the Guaranteed Price.

                 (vi) DELIVERY OF CERTIFICATES FOR OWNED SHARES. Within 15 days prior to the consummation of the Corporate Event, the Investor shall deliver to the Company the certificate or certificates representing shares to be sold to the Company pursuant to Section 7(g)(iv), each such certificate to be properly endorsed for transfer.

             (i) RIGHTS RELATING TO COMPETITORS.

                 (i) Until such time as the Investor, together with its subsidiaries, no longer hold the equivalent of at least one percent of the outstanding voting securities of the Company (such period from the date hereof through such time being referred to herein as the "PC/OEM Period"), unless such transaction constitutes a Corporate Event, and the Investor elects not to exercise the right of first refusal provided in Section 7(h)(ii), the Company will not issue any securities to another PC/OEM. A "PC/OEM" means a personal computer original equipment manufacturer or any entity that derives at least five percent of its annual gross sales from the manufacturer or sale of personal computers, including but not limited to Dell, Apple, Compaq, IBM, Hewlett Packard, Micron and Acer.

                 (ii) RIGHT OF FIRST REFUSAL. During the PC/OEM Period, the Company shall, prior to effecting or entering into any agreement for any Corporate Event involving a PC/OEM, present to the Investor in writing the final terms and conditions of the proposed Corporate Event, including the name of the other party or parties to the Corporate Event and a copy of the definitive agreements that the Company is prepared to enter into (such information and agreements, a "Final Notice"). The Investor shall have ten business days after the date of receipt of the Final Notice to deliver written notice to the Company agreeing to enter into a written agreement with the Company on substantially the same terms and conditions specified in the Final Notice, which agreement shall nevertheless provide for consummation of the transaction within 90 days after the date of delivery of the Final Notice (such 90-day period subject to extensions for regulatory compliance). During such ten business day period, the Investor shall be entitled to conduct due diligence with the reasonable cooperation of the Company. If the Investor fails to enter into a definitive agreement within such 10 business day period, for a period of 90 days thereafter, the Company shall have the right to enter into an agreement regarding such Corporate Event with the party or parties specified in the applicable Final Notice; provided, however, that such definitive agreement is entered into within 90 days following termination of such ten business day period; provided further, that if during such ten business day period, the Investor shall have made a written offer for the acquisition of the Company, the Corporate Event with such a third party shall be for at least 95 percent of the price offered by the Investor and on other terms no less favorable to shareholders of the Company than the terms of the offer proposed by the Investor with respect to shareholders other than the Investor.

             (j) E-COMMERCE; EXCLUSIVE SALES RIGHTS.

                 (i) The Company will add a gateway.com icon on its website, http://www.quepasa.com, and any other website hosted by the Company during the term of this agreement (the "Company Website"), and shall provide an electronic link from such icon to http://www.gateway.com or any successor website (the "Investor Website"). For a one-year period from the Closing Date, the Investor will have the exclusive right in the United States to market, sell, lease and finance personal computer hardware and related products on the Company Website and any successor website hosted by the Company during the term of this Agreement. For a one-year period from the Closing Date, the Investor will retain all revenues from products sold on the Investor Website and the Investor will pay the Company a bounty of two percent of the gross sales (net of returns) of the Investor's goods and services sold through the link to the Company Website as well as two percent of the gross sales (net of returns) of the Investor's goods and services sold on the Company Website. The Company agrees that no other PC/OEM shall advertise or have access to any of the Company's sales channels during such period.

                 (ii) Until the later of the expiration of the PC/OEM Period and the second anniversary of the Closing Date, the Investor will have the exclusive right to provide personal computers and related hardware to the Company and any direct or indirect subsidiary, joint venture, limited liability company, partnership or other entity controlled by the Company, at prices no less favorable than the prices offered by the Investor to similarly situated customers.

                 (iii) The Investor shall have the right to terminate its obligations under this Section 7(i) upon the occurrence of a Corporate Event.

             (k) GLORIA ESTEFAN PROMOTIONAL ACTIVITIES. The Company agrees that the Investor shall participate in any public relations and promotional events or opportunities in connection with Gloria Estefan's Community and Educational Initiative, subject to the consent of Gloria Estefan if required under her existing contract with the Company. In the event such consent is required, the Company will use its best efforts to obtain such consent.

             (l) TRAINING PROGRAMS. The Company and the Investor agreed to work together to develop Spanish language training programs for computer-related applications.

             (m) INTERNATIONAL RIGHTS. During the Initial Rights Period, if the Company shall expand its operations beyond the United States, the Company will negotiate in good faith with the Investor to finalize an agreement concerning personal computer purchases and e-commerce for such operations prior to contacting or negotiating with any other PC/OEM.

             (n) OPTION FOR ADDITIONAL INVESTMENTS. The Company hereby grants the Investor an option to acquire up to 483,495 additional shares of the Company's Common Stock (which number of shares shall be appropriately adjusted for stock splits, stock dividends and similar transactions) for cash at a price per share equal to the Per Share Purchase Price. The option may be exercised in whole (but not in part) in writing delivered to the Company on or prior to May 30, 2000, and the closing with respect to the issuance of such shares shall occur as soon as practicable thereafter. Upon receipt of payment for the shares issuable as a result of such option, the Company shall simultaneously use 67.5 percent of the gross proceeds paid by the Investor to purchase personal computers, as contemplated by the PC Purchase Agreement, and at the closing of such option exercise, the Company will pay the Investor ten percent of the gross proceeds received for such shares as a prepaid marketing fee.

8.           INDEMNIFICATION.

             (a) AGREEMENT TO INDEMNIFY.

                 (i) COMPANY INDEMNITY. The Investor, its Affiliates and Associates, and each officer, director, shareholder, employer, representative and agent of any of the foregoing (collectively, the "Investor Indemnitees") shall each be indemnified and held harmless to the extent set forth in this
Section 8 by the Company with respect to any and all Damages (as defined below) incurred by any Investor Indemnitee as a proximate result of any inaccuracy or misrepresentation in, or breach of, any representation, warranty, covenant or agreement made by the Company in this Agreement (including any exhibits and schedules hereto). Indemnification claims arising from the registration of the Purchased Shares under Federal and state securities laws are covered by Section 7(c) and not this Section 8.

                 (ii) INVESTOR INDEMNITY. The Company, its respective Affiliates and Associates, and each officer, director, shareholder, employer, representative and agent of any of the foregoing (collectively, the "Company Indemnitees") shall each be indemnified and held harmless to the extent set forth in this Section 8, by the Investor, in respect of any and all Damages incurred by any Company Indemnitee as a proximate result of any inaccuracy or misrepresentation in, or breach of, any representation, warranty, covenant or agreement made by the Investor in this Agreement. Indemnification claims arising from the registration of the Purchased Shares under Federal and state securities laws are covered by Section 7(c) and not this Section 8.

                 (iii) EQUITABLE RELIEF. Nothing set forth in this Section 8 shall be deemed to prohibit or limit any Investor Indemnitee's or Company Indemnitee's right at any time before, on or after the Closing, to seek injunctive or other equitable relief for the failure of any Indemnifying Party to perform or comply with any covenant or agreement contained herein.

         (b) SURVIVAL. All representations and warranties of the Investor and the Company contained herein and all claims of any Investor Indemnitee or Company Indemnitee in respect of any inaccuracy or misrepresentation in or breach hereof, shall survive the Closing until the second anniversary of the date of this Agreement, regardless of whether the applicable statute of limitations, including extensions thereof, may expire, and no claim for any breach therefore may be made unless notice thereof is given to the other party prior to such date. All covenants and agreements of the Investor and the Company contained in this Agreement shall survive the Closing in perpetuity (except to the extent any such covenant or agreement shall expire by its terms).

         (c) CLAIMS FOR INDEMNIFICATION. If any Investor Indemnitee or Company Indemnitee (an "Indemnitee") shall believe that such Indemnitee is entitled to indemnification pursuant to this Section 8 in respect of any Damages, such Indemnitee shall give the appropriate Indemnifying Party (which for purposes hereof, in the case of an Investor Indemnitee, means the Company, and in the case of a Company Indemnitee, means the Investor) prompt written notice thereof. Any such notice shall set forth in reasonable detail and to the extent then known the basis for such claim for indemnification. The failure of such Indemnitee to give notice of any claim for indemnification promptly shall not adversely affect such Indemnitee's right to indemnity hereunder except to the extent that such failure adversely affects the right of the Indemnifying Party to assert any reasonable defense to such claim. As soon as practicable following receipt of such notice, if the Indemnifying Party objects to such claim, the senior management of the Company and the Investor shall meet to attempt to resolve such dispute. If the dispute cannot be resolved by the senior management, either party may make a written demand for formal dispute resolution and specify therein the scope of the dispute. Within 30 days after such written notification, the parties agree to meet for one day with an impartial mediator and consider dispute resolution alternatives other than litigation. If an alternative method of dispute resolution is not agreed upon within thirty days after the one day mediation, either party may begin litigation proceedings. Nothing in this section shall be deemed to require arbitration.

         (d) DEFENSE OF CLAIMS. In connection with any claim that may give rise to indemnity under this Section 8 resulting from or arising out of any claim or Proceeding against an Indemnitee by a person or entity that is not a party hereto, the Indemnifying Party may (unless such Indemnitee elects not to seek indemnity hereunder for such claim) but shall not be obligated to, upon written notice to the relevant Indemnitee, assume the defense of any such claim or Proceeding if the Indemnifying Party with respect to such claim or Proceeding acknowledges to the Indemnitee the Indemnitee's right to indemnity pursuant hereto to the extent provided herein (as such claim may have been modified through written agreement of the parties); provided, however, that nothing set forth herein shall be deemed to require the Indemnifying Party to waive any crossclaims or counterclaims the Indemnifying Party may have against the Indemnified Party for damages. The Indemnified Party shall be entitled to retain separate counsel, reasonably acceptable to the Indemnifying Party, if the Indemnified Party shall determine, upon the written advice of counsel, that an actual or potential conflict of interest exists between the Indemnifying Party and the Indemnified Party in connection with such Proceeding. The Indemnifying Party shall be obligated to pay the reasonable fees and expenses of such separate counsel to the extent the Indemnified Party is entitled to indemnification by the Indemnifying Party with respect to such claim or Proceeding under this Section 8(d). If the Indemnifying Party assumes the defense of any such claim or Proceeding, the Indemnifying Party shall select counsel reasonably acceptable to such Indemnitee to conduct the defense of such claim or Proceeding, shall take all steps necessary in the defense or settlement thereof and shall at all times diligently and promptly pursue the resolution thereof. If the Indemnifying Party shall have assumed the defense of any claim or Proceeding in accordance with this Section 8(d), the Indemnifying Party shall be authorized to consent to a settlement of, or the entry of any judgment arising from, any such claim or Proceeding, with the prior written consent of such Indemnitee, not to be unreasonably withheld; provided, however, that the Indemnifying Party shall not be authorized to encumber any of the assets of any Indemnitee or to agree to any restriction that would apply to any Indemnitee or to its conduct of business; and provided further, that a condition to any such settlement shall be a complete release of such Indemnitee and its

Affiliates, directors, officers, employees and agents with respect to such claim, including any reasonably foreseeable collateral consequences thereof. Such Indemnitee shall be entitled to participate in (but not control) the defense of any such action, with its own counsel and at its own expense. Each Indemnitee shall, and shall cause each of its Affiliates, directors, officers, employees and agents to, cooperate fully with the Indemnifying Party in the defense of any claim or Proceeding being defended by the Indemnifying Party pursuant to this Section 8(d). If the Indemnifying Party does not assume the defense of any claim or Proceeding resulting therefrom in accordance with the terms of this Section 8(d), such Indemnitee may defend against such claim or Proceeding in such manner as it may deem appropriate, including settling such claim or Proceeding after giving notice of the same to the Indemnifying Party, on such terms as such Indemnitee may deem appropriate. If any Indemnifying Party seeks to question the manner in which such Indemnitee defended such claim or Proceeding or the amount of or nature of any such settlement, such Indemnifying Party shall have the burden to prove by a preponderance of the evidence that such Indemnitee did not defend such claim or Proceeding in a reasonably prudent manner.

         (e) CERTAIN DEFINITIONS. As used in this Agreement, (a) "Affiliate" means, with respect to any person or entity, any person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such other person or entity; (b) "Associate" means, when used to indicate a relationship with any person or entity, (1) any other person or entity of which such first person or entity is an officer, director or partner or is, directly or indirectly, the beneficial owner of ten percent or more of any class of equity securities, membership interests or other comparable ownership interests issued by such other person or entity, (2) any trust or other estate in which such first person or entity has a ten percent or more beneficial interest or as to which such first person or entity serves as trustee or in a similar fiduciary capacity, and (3) any relative or spouse of such first person or entity who has the same home as such first person or entity or who is a director or officer of such first person or entity; (c) "Damages" means all demands, claims, actions or causes of action, assessments, losses, damages, costs, expenses, liabilities, judgments, awards, fines, response costs, sanctions, taxes, penalties, charges and amounts paid in settlement, including (1) interest on cash disbursements in respect of any of the foregoing at the prime rate of Bank of America, as in effect from time to time, compounded quarterly, from the date each such cash disbursement is made until the date the party incurring such cash disbursement shall have been indemnified in respect thereof, and (2) reasonable out-of-pocket costs, fees and expenses (including reasonable costs, fees and expenses of attorneys, accountants and other agents of, or other parties retained by, such party), and (d) "Proceeding" means any action, suit, hearing, arbitration, audit, proceeding (public or private) or investigation that is brought or initiated by or against any federal, state, local or foreign governmental authority or any other person or entity.

9. ASSIGNMENT. The rights of the Investor under Sections 7(b), (c), (e) and (g) are transferable only to a subsidiary, limited liability company, or partnership of the Investor who acquires at least 20 percent of the Purchased Shares issued on the Closing Date (subject to appropriate adjustment for all stock splits, dividends, combinations, recapitalizations and the like where all holders of Common Stock participate on a pro rata basis); provided, however, that no person or entity may be assigned any of the foregoing rights unless the Company is given written notice by the assigning party at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided further, that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement (including all terms and conditions governing the duration and termination of rights of the Investor).

10. EXCLUSIVE NEGOTIATION PERIOD. Until the earlier of the Closing, April 30, 2000 or the date on which the Investor advises the Company in writing that the Investor is terminating this Agreement, the Company shall immediately cease and cause to be terminated any existing discussions or negotiations with any other PC/OEM concerning transactions similar to those contemplated by this Agreement, and during this period neither the Company nor any of its affiliates or its or their agents, representatives or employees shall directly or indirectly (except relating to the transaction between the Company and the Investor contemplated hereby) initiate, solicit, consider or engage in any discussions or negotiations or enter into or endorse any agreement, understanding or arrangement with any PC/OEM concerning any transactions similar to those contemplated herein.

11.      MISCELLANEOUS.

         (a) SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement will inure to the benefit of and be binding upon the respective successors and assigns of the parties.

         (b) GOVERNING LAW. This Agreement will be governed by and construed under the internal laws of the State of New York.

         (c) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         (d) HEADINGS. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         (e) NOTICES. Any notice required or permitted under this Agreement shall be given in writing, shall be effective when received, and shall in any event be deemed received and effectively given upon personal delivery to the party to be notified or three business days after deposit with the United States Post Office, by registered or certified mail, postage prepaid, or one business day after deposit with a nationally recognized courier service such as FedEx for next business day delivery under circumstances in which such service guarantees next business day delivery, or upon electronic confirmation of receipt of facsimile sent to the facsimile number indicated for such party on the signature page hereof or at such other address as the Investor or the Company may designate by giving at least ten days advance written notice pursuant to this
Section 11(e).

         (f) AMENDMENTS AND WAIVERS. This Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor, which may be withheld in either of their sole and absolute discretion.

         (g) SEVERABILITY. If any provision of this Agreement is held to be unenforceable under applicable law, such provision will be excluded from this Agreement and the balance of the Agreement will be interpreted as if such provision were so excluded and will be enforceable in accordance with its terms.

         (h) ENTIRE AGREEMENT. This Agreement, and all exhibits and schedules hereto (including the Disclosure Schedule), which are hereby incorporated by reference into and made an integral part of this Agreement, together with the Confidentiality Agreement between the Company and the Investor dated October 1, 1999 (the "Confidentiality Agreement"), constitute the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.

         (i) FURTHER ASSURANCES. From and after the date of this Agreement upon the request of the Company or the Investor, the Company and the Investor will execute and deliver such instruments, documents or other writings, and take such other actions, as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

         (j) MEANING OF INCLUDE AND INCLUDING; ARTICLE AND SECTION REFERENCES. Whenever in this Agreement the word "include" or "including" is used, it shall be deemed to mean "include, without limitation" or "including, without limitation," as the case may be, and the language following "include" or "including" shall not be deemed to set forth an exhaustive list. All "Article", "Section", "subsection", "paragraph" and "Clause" references herein are references to Articles, Sections, subsections, paragraphs and clauses, respectively, of this Agreement unless otherwise specified.

         (k) FEES, COSTS AND EXPENSES. All fees, costs and expenses (including attorneys' fees and expenses) incurred by either party hereto in connection with the preparation, negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby and thereby (including the costs associated with any filings with, or compliance with any of the requirements of, any governmental authorities), shall be the sole and exclusive responsibility of such party.

         (l) COMPETITION. Subject to the terms of the Confidentiality Agreement, nothing set forth herein shall be deemed to preclude, limit or restrict the Company's or the Investor's ability to compete with the other.

         (m) STOCK SPLITS, DIVIDENDS AND OTHER SIMILAR EVENTS. The provisions of this Agreement (including the number of shares of Common Stock (including the Purchased Shares) and other securities described herein) shall be appropriately adjusted to reflect any stock split, stock dividend, reorganization or other similar event that may occur with respect to the Company after the date hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

QUEPASA.COM, INC.                         GATEWAY COMPANIES, INC.


By:  /s/ Gary L. Trujillo                 By:  /s/ William M. Elliott
   ------------------------------            ----------------------------------
Name:  Gary L. Trujillo                   Name:  William M. Elliott
Title: CEO                                Title: Senior Vice President,
                                                 General Counsel and Secretary

Address:                                  Address:

One Arizona Center                        4545 Towne Centre Court
400 East Van Buren                        San Diego, California 92121
Phoenix, Arizona 85004                    Telephone No.:  (858) 799-3401
Telephone No.: (602) 716-0100             Facsimile No.:  (858) 799-3413
Facsimile No.:  (602) 716-0200            Attn:  General Counsel
Attn:  President

with a copy to:
Jeffrey M. Knetsch
Brownstein Hyatt & Farber, P.C.
410 17th Street
Denver, Colorado 80202
Telephone No.:  (303) 223-1100
Facsimile No.:  (303) 223-1111

                                                                       EXHIBIT A


                              PC PURCHASE AGREEMENT

                               PURCHASE AGREEMENT
                                     BETWEEN
                             GATEWAY COMPANIES, INC.
                                       AND
                                QUEPASA.COM INC.


         This Purchase Agreement ("Agreement") is made this 30th day of March, 2000 (the "Effective Date"), between Gateway Companies, Inc., a Delaware corporation, acting through its Gateway Business division with principal offices at 26110 Enterprise Way, Lake Forest CA 92630 ("Gateway"), and quepasa.com, inc. ("Buyer"), a Nevada corporation, with its principal place of business at Arizona Center 400 East Van Buren 4th Floor, Phoenix Arizona 85004.

         WHEREAS, Buyer and Gateway have entered into a Letter of Intent that identifies various commitments of the parties that will be negotiated in good faith in an expedited manner, and

         WHEREAS, one element of the Letter of Intent requires the Buyer to purchase the Gateway branded Astro ("Product") at prices and quantities identified below, and

         WHEREAS, the parties desire to enter into this Agreement establishing the terms and conditions of sale that will be applicable to the Product.

         NOW, THEREFORE, in consideration of the mutual promises and covenants set forth below, the parties agree as follows:

1.       PURCHASING, ORDERING AND SHIPPING

         1.1 This Agreement with its terms and conditions applies to all purchase orders and other documents of purchase ( "Orders") which Buyer may place with Gateway for the Products during the term of this Agreement.

         1.2 Buyer will initially purchase a quantity of *** of the Product identified for the price of $*** each. Shipping of the Product into segregated inventory will be Gateway's responsibility and at Gateway's cost. Shipping of Buyer's Product from segregated inventory as instructed by Buyer will be Gateway's responsibility for the prepaid price of $*** each Product. Subsequent Orders are subject to the availability of Product.

         1.3 Delivery shall be FOB Gateway segregated inventory location. Title and risk of loss shall pass from Gateway to Buyer at the time the Product is delivered to Gateway's segregated inventory location. Upon completing each Product, the Product will be stored by Gateway in segregated inventory at a cost to Buyer of $1 per Product per month payable monthly

----------------

*** CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION"). CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

in arrears. Buyer will pay third party storage providers directly. Buyer's Products will be shipped from time to time in accordance with shipment instructions to be provided by Buyer. Buyer will have the benefit of any insurance coverage provided by third party shippers that is included in the shipping cost.

         1.3 Buyer shall pay all shipping costs for returned Products, except in the case of shipments made in error by Gateway or returns of defective Products.

2.       RESPONSIBILITIES OF BUYER

         2.1 Orders submitted by Buyer pursuant to this Agreement (other than the initial Order described in Section 1.2) shall include the following information:

             a) A description of the Products ordered, including any Gateway numerical/alphabetical part number or configuration identification, quantity, unit price and total price.

             b) The location where the Products are to be shipped or the services to be performed and the "Bill To" address.

             c)   Buyer's Unique ID Code which is 22938583.

         2.2 Buyer shall not cancel Orders placed pursuant to this agreement unless Gateway cannot deliver the ordered Product within 10 days of the promised delivery date.

         2.3 Gateway acknowledges and agrees that Buyer may engage in the following limited charitable and promotional activities involving
             Products:

             a) Auctioning Products through Buyer's auction website in order to stimulate activity and traffic through the website for charity/nonprofit purposes; provided that (i) the website shall clearly state that such auction of Products is for charitable purposes and (ii) 100% of the proceeds of any auctioned Products shall be donated to charity.

             b) Using Products as contest prizes based on straight giveaways, essay contests, raffles, drawings, etc., either on a stand alone basis or in conjunction with promotions involving third party relationships.

             c) Distributing Products for free in connection with promotional opportunities at live events, training sessions, etc. d) Donations of Products to non-profit organizations.

         2.3 Except as specifically set forth in Section 2.3, Buyer shall not, without prior written authorization from Gateway, re-sell, market, rent, lease, install or engage in the business of providing services for Gateway Products in any way or through any channel, whether direct or indirect, wholesale or retail, including but not limited to any type of retail environment, including but not limited to any type of store, shop, physical premises or by direct mail advertising, newspaper advertising, electronic commerce or solicitation over the Internet, or any other manner.

         2.4 Buyer shall be responsible for damage to Products while being shipped from the segregated inventory to the ship to address that will be provided by Buyer. Buyer will have the benefit of any insurance coverage provided by third-party shippers that is included in the cost of shipping.

3.       RESPONSIBILITIES OF GATEWAY

         3.1 With respect to ordering, shipping and billing, Gateway shall undertake the following responsibilities:

             a) Ship the Products listed on the Order complete into segregated inventory at Gateway's cost.

             b) Ship Buyer's Product from the segregated inventory location at a prepaid cost to Buyer of $*** per Product. The risk of loss associated with the shipment from the segregated inventory location to the location to be identified by the Buyer is the responsibility of the Buyer. Buyer will have the benefit of any insurance coverage provided by third party shippers that is included in the cost of shipping.

             c) Enclose one itemized packing list with each shipment.

             d) Mark the Order number on subordinate documents and shipping papers and on all packages.

             e) Submit invoices showing the Order number and send to the directed location for payment.

             f) Submit a separate invoice for each shipment or Order.

             g) Subject to paragraph 12 and the availability of the Products,
                Gateway shall use commercially reasonable efforts to ship the Products in accordance with the Order.

             h) Subject to any landlord requirements, Gateway will use
                commercially reasonable efforts to provide Buyer access to the Products while in segregated inventory for the purpose of Buyer installing software on the Products. Buyer is responsible for any damage to any Products resulting from Buyer's installation of such software.

4.       PRICING

         4.1 Gateway agrees to furnish *** units of the Product at a prepaid price of $*** each. Shipping into segregated inventory shall be Gateway's responsibility. Shipping Buyer's Product from segregated inventory as instructed by Buyer will be Gateway's responsibility for the prepaid price of $*** each Product. The price does not include applicable taxes that shall be borne by the Buyer.

--------------------

*** CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

         4.2 Gateway is responsible for collecting all state taxes unless a valid exemption certificate is provided. If Gateway is required by law to pay, collect or withhold state or local sales and use tax, excise, value-added or similar taxes from Buyer, Gateway shall separately state the amounts, if any, in Gateway's invoice. Buyer shall pay the additional amounts to Gateway unless a valid exemption certificate has previously been filed with Gateway.


5.       PAYMENT

         5.1 Gateway shall invoice Buyer or its affiliates for future Orders. Payment of $6,710,890 with respect to the Products described in Section 1.2 above is due immediately upon execution of this agreement.

6.       WARRANTY AND SERVICES

         6.1 The Products are covered under the warranty in effect at the time the Products are delivered. Warranty support and services shall be provided in accordance with the current warranty, which will be included with the delivered Products. The following warranty, including its terms and conditions, is currently in effect as of the date of this Agreement and is incorporated herein by this reference attached hereto as Exhibit A:

             Gateway (TM) Products Terms of Sale and Limited Warranty

         6.2 Buyer acknowledges and agrees that the warranty and terms and conditions described in Exhibit A may be modified by Gateway, from time to time, in Gateway's sole discretion but any such modification shall only apply to Products purchased after the date of such modification.

7.       AFFILIATES

         Any affiliate of Buyer may place an Order with Gateway, provided the affiliate is at least fifty percent (50%) owned or controlled by the Buyer. The affiliate's Order shall be governed by the same terms and conditions as this Agreement.

8.       INDEMNIFICATION

         8.1 Gateway warrants that the Products and any parts thereof shall be delivered free of any rightful claim of any third party for infringement of any United States patent, copyright, or trademark or other intellectual property right. Gateway shall defend Buyer from any and all claims, suits, damages, costs, expenses or liabilities, including, without limitations, reasonable fees and expenses of attorneys and other professionals, actually incurred by Buyer as a result of any United States claim of infringement by a third party. In the event that the Products, or part thereof, are held to constitute an infringement and the use for the intended purposes of the Products or part is enjoined, Gateway shall, at its expense and sole option, either procure for Buyer the right to continue using the Products or part; or replace same with non-infringing Products or part; or modify same so it becomes non-infringing; or remove the Products or part and refund the Product purchase price (less reasonable depreciation and/or amortization). Gateway assumes no responsibility or liability under this Section
8.1 for (a) any product or part not supplied by it; (b) for any Product or part supplied by it which has been changed, modified, adapted or refitted without the express written authorization of Gateway; (c) any Product or part not within Gateway's standard inventory, but purchased by Gateway at the specific direction of Buyer; (d) any Product or part manufactured to Buyer's design or (e) any claim of infringement arising from the use of any Product in conjunction with any other products as a combination not furnished by Gateway. THIS INDEMNITY IS GATEWAY'S SOLE LIABILITY AND BUYER'S SOLE REMEDY FOR INFRINGEMENT OF ANY PATENT, COPYRIGHT, TRADEMARK OR TRADE SECRET.

         8.2 Gateway shall defend Buyer from any and all claims, suits, damages, costs, expenses or liabilities, including, without limitation, reasonable fees and expenses of attorneys and other professionals actually incurred by Buyer, arising out of the death or injury to any person or damage to tangible property which is the result of Gateway's negligence.

         8.3 Buyer shall defend Gateway from any and all damages, costs, expenses or liabilities, including, without limitation, reasonable fees and expenses of attorneys and other professionals, actually incurred by Gateway arising out of or relating to (i) misrepresentation, or breach of warranty or covenant by Buyer under this Agreement, (ii) any actual or alleged act or omission of Buyer related to its performance of its obligations, (iii) death or injury to any person or damage to any tangible property which is the result of
(a) any Products or part not supplied by Gateway, (b) any Products or part supplied by Gateway which has been changed, modified, adapted or refitted without the express written authorization of Gateway, (c) any Products or part not within Gateway's standard inventory, but purchased by Gateway at the specific direction of Buyer, (d) any Products or part manufactured to Buyer's design, or (e) any claim of infringement arising from the use of any Products in conjunction with any other products as a combination not furnished by Gateway.

         8.4 Notice of Claim, Right to Control Defense.

             a) If an indemnified party receives notice of the assertion of a claim, the commencement of a suit, action or proceeding, or the imposition of any penalty or assessment by a third party as set forth in Sections 8.1, 8.2 and 8.3 above (collectively "Third Party Claim") and the indemnified party intends to seek indemnification, then the indemnified party shall promptly give written notice to the indemnifying party of the Third Party Claim, but in any event within seven (7) days of the Third Party Claim. The failure by an indemnified party to notify the indemnifying party of a Third Party Claim will not relieve the indemnifying party of any indemnification responsibility under this Section 8, except to the extent the failure, if any, to provide the notice materially prejudices the ability of the indemnifying party to defend the Third Party Claim.

             b) Upon receipt of written notice of a Third Party Claim, the indemnifying party shall have the right to exclusively control the defense, compromise or settlement with its own counsel and at its own expense. The indemnified party will be entitled (at the indemnified party's expense) to participate in the defense of any Third Party Claim with its own counsel.

             c) In the event that the indemnifying party does not undertake the defense, compromise or settlement of a Third Party Claim in accordance with Section 8, the indemnified party shall have the right to control the defense or settlement of a Third Party Claim with counsel of its own choosing; provided, however, that the indemnified party shall not settle or compromise any Third Party Claim without the indemnifying party's prior written consent.

         8.5 Any damage, loss, injury, cost or expense indemnified against in this Section 8 shall be for actual, out-of-pocket costs of the indemnified party and shall not include any amount representing loss of profit or loss of business or special, indirect, consequential or punitive damages to the indemnified party of any nature whatsoever.

         8.6 No party to this Agreement shall be required to defend or indemnify any other party under this Section 8, if the damage, loss, injury, cost or expense is finally adjudged to have been caused by the indemnified party's own negligence or willful misconduct.

9.       TERM

         The term ("Term") of this Agreement shall be for one (1) year from the date of this Agreement and may be renewable for additional one-year terms upon mutual written agreement of the parties unless terminated pursuant to Section
10. In no case shall this Agreement remain in effect longer than five (5) years from the date of this Agreement.

10.      TERMINATION

         This Agreement may be terminated at any time, without cause, by either party giving thirty (30) days written notice to the other party, provided, however, that the parties may agree in writing to a shorter notice period. The termination of this Agreement shall not affect the obligations of either party under any Orders dated and accepted prior to the effective date of termination.

11.      CONFIDENTIALITY

         Each party agrees and covenants that it will keep in confidence and prevent the acquisition, disclosure, use or misappropriation by any person or persons of all types of and/or quantities of components, types of systems, new Products development, technical information, data, formulas, patterns, compilations, programs, devices, methods, techniques, marketing plans, business procedures, customer and supplier lists, agreements with any suppliers, techniques or know-how, processes or other proprietary or confidential or intellectual proprietary information received in writing (hereafter "Confidential Information") which is received from or concerns the other party; provided, however, that neither party shall be liable for disclosure of any Confidential Information if the same is disclosed with the prior written approval of the other party or is otherwise publicly available. Each party agrees that if it breaches this confidentiality covenant, the other party shall suffer irreparable injury and shall be entitled immediately to a temporary and permanent injunction.

12.      FORCE MAJEURE

         In the event that either party is prevented from performing or is unable to perform any of its obligations under this Agreement, except for payment, due to any Act of God, fire, casualty, flood, war, strike, lockout, epidemic, destruction of the production facilities, riot, insurrection, production material or personnel unavailability, or any other cause beyond the reasonable control of the party invoking this section, and if such party shall have used reasonable efforts to mitigate its effects and given prompt written notice to the other party, its performance shall be excused, and the time for performance shall be extended for the period of delay or inability to perform due to such occurrences.

13.      COMMUNICATIONS

         Any notice, request, consent or other communication required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given (a) when received if personally delivered, (b) within five (5) days after being sent by registered or certified mail, return receipt requested, postage prepaid, to the parties (and to the persons to whom copies shall be sent), or (c) when a confirmation of proper transmission has been printed if sent by fax or telegram (but only if followed up by prompt confirmation by personal delivery or mail in accordance with the foregoing clauses), at the respective addresses of the parties set forth below:

If to Buyer:                                   If to Gateway:

quepasa.com, inc.                              Gateway Companies, Inc.
Arizona Center                                 26110 Enterprise Way LF-04
400 East Van Buren 4th floor                   Lake Forest, CA  92630
Phoenix AZ 85004
Attn: Chief Operating Officer                  Attn: Contract Management
Phone: 602-716-0100
Fax: 602-716-0200                              949-609-4420 (phone)
                                               949-609-4362 (fax)


14.      WAIVER

         Failure of either party to enforce at any time, or for any period of time, any provision of this Agreement, shall not constitute a waiver of that provision or in any way affect the validity of this Agreement.

15.      INDEPENDENT CONTRACTOR

         The parties to this Agreement are independent contractors and are in no way the other party's legal representative, or agent. Neither party under any circumstances shall be deemed to be the agent or representative of the other party, nor shall either party have the right to enter into any contracts or commitments in the name of the other party or otherwise to bind or commit the other party.

16.      SURVIVAL OF OBLIGATIONS

         Upon termination of this Agreement pursuant to Section 10, the parties shall have no further rights and obligations under this Agreement, except with respect to Sections 5, 6, 7, 8, 10, 11, 13, 14, 15, 16, 17 and 18 which shall survive the termination of this Agreement.


17.      DISPUTE RESOLUTION

         17.1 All disputes arising out of or in connection with this Agreement shall be handled as follows. A representative of the party who raises the dispute will notify the other party's representative in writing of the dispute, and the non-complaining party will exercise good faith efforts to resolve the matter by mutual agreement as expeditiously as possible within ten (10) business days. Failing such resolution, the matter will be submitted to a senior manager of each party for resolution by mutual agreement as expeditiously as possible within ten (10) business days. Failing such resolution, the matter will be submitted to an executive officer of each party for resolution by mutual agreement as expeditiously as possible within thirty (30) calendar days.

         17.2 Failing resolution by the parties' executive officers, the dispute shall be submitted to arbitration in accordance with the provisions contained in
Section 9, Dispute Resolution, of the Gateway(TM) Business Products Limited Warranty and Terms & Conditions Agreement as in effect at the time of purchase of the Products subject to the dispute, the current version being attached hereto as Exhibit A.

         17.3 Notwithstanding the foregoing procedures, each party shall have the right to seek immediate injunctive or other judicial relief against or from any ongoing or impending injury or damage which the foregoing dispute resolution procedure would not reasonably avoid.

18.      COMPLETE AGREEMENT

         This Agreement, together with Exhibit A, sets forth the entire Agreement between the parties and supersedes all previous communications, representations or agreements, whether oral or written, with respect to the subject matter hereof. Terms and conditions inconsistent with, contrary to or in addition to the terms and conditions of this Agreement shall not be added to or incorporated into this Agreement, by subsequent Order or otherwise, and any such attempts to add or incorporate such terms and conditions are hereby rejected. The terms and conditions of this Agreement shall prevail and govern in the case of any such inconsistent or additional terms referenced or included in any other agreements or documentation related to this Agreement. Any such terms and conditions that purport to modify this Agreement in any way may only be added or incorporated by a written modification of this Agreement that is signed by both parties.

IN WITNESS WHEREOF, THIS AGREEMENT HAS BEEN EXECUTED BY THE DULY AUTHORIZED REPRESENTATIVES OF THE RESPECTIVE PARTIES, AS OF THE DATE FIRST WRITTEN ABOVE.


GATEWAY COMPANIES, INC.                  QUEPASA.COM, INC.


By:   /s/ Gary L. Trujillo          By:        /s/ William M. Elliott
   ---------------------------          -------------------------------
Name:   Gary L. Trujillo                Name:   William M. Elliott
Title:  CEO                             Title:  Senior Vice President, General
                                                       Counsel and Secretary
Date:   3/30/00                         Date:   3/30/00